Exhibit 10.6

WORKSPACE PROPERTY TRUST
2017 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Workspace Property Trust 2017 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Workspace Property Trust, a Maryland real estate investment trust (the “Trust”), and Workspace Property Trust, L.P., a Delaware limited partnership (the “Partnership”), by linking the individual interests of Employees, Consultants and members of the Board to those of the Trust’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Trust’s shareholders.  The Plan is further intended to provide flexibility to the Trust, the Partnership and their Subsidiaries in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Trust’s and the Partnership’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1                               “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11 hereof.  With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 11.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2                               “Affiliate” shall mean the Partnership, or any Subsidiary.

2.3                               “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Trust’s financial statements under United States federal securities laws from time to time.

2.4                               “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5                               “Award” shall mean an Option, a Restricted Share award, a Performance Bonus Award, a Dividend Equivalent award, a Share Payment award, a Restricted Share Unit award, a Performance Share award, an Other Incentive Award, an LTIP Unit award or a Share Appreciation Right, which may be awarded or granted under the Plan.

2.6                               “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.7                               “Board” shall mean the Board of Trustees of the Trust.

2.8                               “Change in Control” shall mean the first to occur of any of the events set forth in the following paragraphs: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Trust or an Affiliate or a Trust employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Trust representing thirty percent (30%) or more of the combined voting power of the Trust’s then outstanding securities entitled to vote generally in the election of directors; (ii) a merger, reverse merger or other business combination or consolidation of the Trust or any direct or indirect subsidiary of the Trust with any other corporation other than an Affiliate of the Trust, other than a merger or consolidation which would result in the voting securities of the Trust outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Trust or such surviving entity outstanding immediately after such merger, reverse merger, business combination or consolidation; (iii) a majority of the members of the Board in effect on the Effective Date are replaced during any 12 month period after the Effective Date by directors whose appointment or election is not endorsed by a majority of the Board prior to the date of the appointment or election; or (iv) a person (or group), other than an Affiliate, acquires (or has acquired, during a 12-month period), assets that have a total gross fair market value of forty percent (40%) or more of the total gross fair market value of all assets of the Trust immediately prior to such acquisition.

2.9                               “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10                        “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 11 hereof.

2.11                        “Consultant” shall mean any consultant or advisor of the Trust, the Partnership or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.

2.12                        “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.

2.13                        “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

2.14                        “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.15                        “Effective Date” shall mean the date on which the initial public offering of the Trust’s Shares is consummated.

2.16                        “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Trustee, as determined by the Administrator.

2.17                        “Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Trust, the Partnership or any Subsidiary.

2.18                        “Equity Restructuring” shall mean a nonreciprocal transaction between the Trust and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Trust) or the share price of Share (or other securities) and causes a change in the per share value of the Share underlying outstanding stock-based Awards.

2.19                        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.20                        “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)                                 If the Shares are (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)                                 If the Shares are not listed on an established securities exchange, national market system or automated quotation system, but the Shares are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)                                  If the Shares are neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.21                        “Greater Than 10% Shareholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of beneficial interest of the Trust or stock of any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.22                        “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.23                        “Individual Award Limit” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

2.24                        “LTIP Unit” shall mean a unit of limited partnership interest in the Partnership that is granted for, or in anticipation of,  performance of services pursuant to Section 9.7 hereof and is intended to constitute a “profits interest” within the meaning of the Code, including but not limited to those defined in the Partnership Agreement as LTIP Units and Performance Units.

2.25                        “Non-Employee Trustee” shall mean a Trustee of the Trust who is not an Employee.

2.26                        “Non-Qualified Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.27                        “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof.  An Option shall be either a Non-Qualified Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Trustees and Consultants shall only be Non-Qualified Options.

2.28                        “Organizational Documents” shall mean, collectively, (a) the Trust’s declaration of trust, bylaws or other similar organizational documents relating to the creation and governance of the Trust, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.29                        “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.6 hereof.

2.30                        “Participant” shall mean a person who has been granted an Award pursuant to the Plan.

2.31                        “Partnership” shall have the meaning set forth in Article 1, and shall also include any other entity that assumes the obligations of the Partnership pursuant to the Plan.

2.32                        “Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of Workspace Property Trust, L.P., as the same may be amended, modified or restated from time to time.

2.33                        “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34                        “Performance Bonus Award” shall mean an Award that is granted under Section 9.1 hereof.

2.35                        “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)                                 The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or adjusted net earnings (in each case, either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (vii) return on assets; (viii) return on net assets; (ix) return on capital or return on invested capital; (x) return on shareholders’ equity; (xi) shareholder return; (xii) return on sales; (xiii) gross or net profit or operating margin; (xiv) costs, reductions in costs and cost control measures; (xv) funds from operations; (xvi) adjusted funds from operations; (xvii) core funds from operations; (xviii) cash available for distribution; (xix) productivity; (xx) expenses; (xxi) margins; (xxii) working capital; (xxiii) earnings or loss per share; (xxiv) adjusted earnings or loss per share; (xxv) price per Share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xxvi) implementation or completion of critical projects; (xxvii) market share; (xxviii) debt levels or reduction; (xxix) comparisons with other stock market indices; (xxx) financing and other capital raising transactions; (xxxi) acquisition activity; (xxxii) economic value-added; (xxxiii) earnings as a multiple of interest expense; (xxxiv) total capital invested in assets, and (xxxv) such other Performance Criteria as may be established from time to time by the Committee. Any such Performance Criteria be measured either in absolute terms for the Trust or any subsidiary or operating unit of the Trust or as compared to any incremental increase or decrease, or on a relative basis, or as compared to results of a peer group or to market performance indicators or indices to be determined by the Committee in its discretion.

(b)                                 The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.  Such adjustments may include, but are not limited to, one or more of the following:  (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Trust during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii)  items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Trust’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions.  For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.36                        “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Trust, the Partnership, any Subsidiary, any division or business unit thereof or an individual.  The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.37                        “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, vesting of, and/or the payment of, an Award.

2.38                        “Performance Share” shall mean a contractual right awarded under Section 9.5 hereof to receive a number of Shares or the Fair Market Value of such number of Shares in cash based on the attainment of specified Performance Goals or other criteria determined by the Administrator.

2.39                        “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor Form thereto, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.40                        “Plan” shall have the meaning set forth in Article 1, and shall also include any amendment to or restatement of the Plan.

2.41                        “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.42                        “REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

2.43                        “Restricted Shares” shall mean an award of Shares made under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.44                        “Restricted Share Unit” shall mean a contractual right awarded under Section 9.4 hereof to receive in the future a Share or the Fair Market Value of a Share in cash.

2.45                        “Securities Act” shall mean the Securities Act of 1933, as amended.

2.46                        “Share Appreciation Right” shall mean an Award entitling the Participant (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Trust an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.47                        “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.48                        “Share Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

2.49                        “Shares” shall mean shares of beneficial interest, $0.01 par value per share, of the Trust.

2.50                        “Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Trust, the Partnership and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Trust, the Partnership, and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Trust, the Partnership, and/or by one or more Subsidiaries.

2.51                        “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Share Appreciation Right.

2.52                        “Termination of Service” shall mean, unless otherwise determined by the Administrator:

(a)                                 As to a Consultant, the time when the engagement of a Participant as a Consultant to the Trust and its Affiliates is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director with the Trust or any Affiliate.

(b)                                 As to a Non-Employee Trustee, the time when a Participant who is a Non-Employee Trustee ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment and/or service as an Employee and/or Consultant with the Trust or any Affiliate.

(c)                                  As to an Employee, the time when the employee-employer relationship between a Participant and the Trust and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Participant simultaneously commences or remains in service as a Consultant and/or Director with the Trust or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause and whether any particular leave of absence constitutes a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code.  For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

2.53                        “Trust” shall have the meaning set forth in Article 1, and shall also include any other entity that assumes the obligations of the Trust pursuant to the Plan.

2.54                        “Trustee” shall mean a member of the Board, as constituted from time to time.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1                               Number of Shares.

(a)                                 Subject to Section 3.1(b) and Section 12.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is [           ] Shares (the “Share Limit”).  In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be [         ] Shares.  Each LTIP Unit issued pursuant to an Award shall count as one Share for purposes of calculating the aggregate number of

Shares available for issuance under the Plan as set forth in this Section 3.1(a) and for purposes of calculating the Individual Award Limits set forth in Section 3.3 hereof.

(b)                                 If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 12.2 hereof).  Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Trust in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Trust to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Share Appreciation Right that are not issued in connection with the stock settlement of the Share Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.  Any Shares repurchased by the Trust under Section 8.4 hereof at the same price paid by the Participant so that such Shares are returned to the Trust will again be available for Awards.  The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.  Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)                                  Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except to the extent required by reason of Section 422 of the Code.  Additionally, in the event that a company acquired by the Trust or any Affiliate, or with which the Trust or any Affiliate combines, has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan to the extent that grants of Awards using such available shares are (i) permitted without shareholder approval under the rules of the principal securities exchange on which the Shares are then listed and (ii) made only to individuals who were not employed by or providing services to the Trust or its Affiliates immediately prior to such acquisition or combination.

3.2                               Shares Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares purchased on the open market.

3.3                               Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.2 hereof, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 5,000,000 Shares, (b) the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $10,000,000, and (c) the maximum aggregate value (determined as of the date of grant under Applicable Accounting Standards), determined as of the date of grant, of Awards that may be granted to any Non-Employee Trustee during any calendar year shall be $500,000 (together, the “Individual Award Limits”).

ARTICLE 4.

GRANTING OF AWARDS

4.1                               Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan.  No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan.

4.2                               Award Agreement.  Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program.  Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3                               Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by Applicable Law.

4.4                               At-Will Service.  Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Trust or any Affiliate, or shall interfere with or restrict in any way the rights of the Trust or any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of any Participant’s employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Trust or any Affiliate.

4.5                               Foreign Participants.  Notwithstanding any provision of the Plan or an applicable Program to the contrary, in order to comply with the laws in other countries in which the Trust and its Affiliates operate or have Employees, Non-Employee Trustees or Consultants, or in order to comply with the requirements of any foreign securities exchange or Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the Share Limit or Individual Award Limits contained in Sections 3.1 and 3.3 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange.

4.6                               Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

5.1                               Purpose.  The Administrator, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Administrator, in its sole discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program.  The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria described in Section 2.35(a)(xxxv) or that otherwise do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation.  Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2                               Procedures with Respect to Performance-Based Compensation.  To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing: (a) designate one or more Eligible Individuals; (b) select the Performance Criteria applicable to the Performance Period (other than Performance Criteria described in Section 2.35(a)(xxxv)); (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria; and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned under such Awards, unless otherwise provided in an Award Agreement, the

Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.3                               Payment of Performance-Based Compensation.  Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Trust or an Affiliate throughout the applicable Performance Period.  Unless otherwise provided in the applicable Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved.

5.4                               Additional Limitations.  Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed by Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS AND SHARE APPRECIATION RIGHTS

6.1                               Granting of Options and Share Appreciation Rights to Eligible Individuals.  The Administrator is authorized to grant Options and Share Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2                               Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Trust or any “parent corporation” or “subsidiary corporation” of the Trust (as defined in Sections 424(e) and 424(f) of the Code, respectively).  No person who qualifies as a Greater Than 10% Shareholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.  Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Trust or any “parent corporation” or “subsidiary corporation” of the Trust (as defined in Section 424(e) and 424(f) of the Code, respectively) exceeds one hundred thousand dollars ($100,000), the Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code.  The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Non-Qualified Options.  Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.

6.3                               Option and Share Appreciation Right Exercise Price.  The exercise price per Share subject to each Option and Share Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option or Share Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).  In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Shareholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).  Notwithstanding the foregoing, in the case of an Option or Share Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Share Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

6.4                               Option and SAR Term.  The term of each Option and the term of each Share Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option or Share Appreciation Rights, as applicable, is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Shareholder.  The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options or Share Appreciation Rights, which time period may not extend beyond the stated term of the Option or Share Appreciation Right. Except as limited by the requirements of Section 409A or Section 422 of the Code, subject to the limitations set forth in the first sentence of this Section 6.4, the Administrator may extend the term of any outstanding Option or Share Appreciation Right, and may extend the time period during which vested Options or Share Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant or otherwise, and may amend any other term or condition of such Option or Share Appreciation Right relating to such a Termination of Service or otherwise.

6.5                               Option and SAR Vesting.

(a)                                 The terms and conditions pursuant to which an Option or Share Appreciation Right vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement.  Such vesting may be based on service with the Trust or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.  At any time after the grant of an Option or Share Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option or Share Appreciation Right.

(b)                                 Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Share Appreciation Right, no portion of an Option or Share Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable.

6.6                               Substitution of Share Appreciation Rights.  The Administrator may, in its sole discretion, substitute an Award of Share Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Share Appreciation Rights shall be exercisable with respect to the same number of Shares for which such Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

7.1                               Exercise and Payment.  An exercisable Option or Share Appreciation Right may be exercised in whole or in part.  However, an Option or Share Appreciation Right shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option or Share Appreciation Right, a partial exercise must be with respect to a minimum number of Shares.  Payment of the amounts payable with respect to Share Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Share Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

7.2                               Manner of Exercise.  All or a portion of an exercisable Option or Share Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Trust, the stock plan administrator of the Trust or such other person or entity designated by the Administrator, or his or its office, as applicable:

(a)                                 A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Share Appreciation Right, or a portion thereof, is exercised.  The notice shall be signed by the Participant or other person then entitled to exercise the Option or Share Appreciation Right or such portion thereof;

(b)                                 Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.  The Administrator may, in its sole discretion, also take such additional actions as it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)                                  In the event that the Option or Share Appreciation Right shall be exercised pursuant to Section 10.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or Share Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)                                 Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Share Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2 hereof.

7.3                               Notification Regarding Disposition.  The Participant shall give the Trust prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years after the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Participant, or (b) one (1) year after the date of transfer of such Shares to such Participant.

ARTICLE 8.

RESTRICTED SHARES

8.1                               Award of Restricted Shares.

(a)                                 The Administrator is authorized to grant Restricted Shares to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Shares, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Shares as it deems appropriate.

(b)                                 The Administrator shall establish the purchase price, if any, and form of payment for Restricted Shares; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Law.  In all cases, legal consideration shall be required for each issuance of Restricted Shares to the extent required by Applicable Law.

8.2                               Rights as Shareholders.  Subject to Section 8.4 hereof, upon issuance of Restricted Shares, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in the Plan, an applicable Program or in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the shares may be subject to the restrictions set forth in Section 8.3 hereof.  In addition, with respect to Restricted Shares that are subject to performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Restricted Shares vest.

8.3                               Restrictions.  All Restricted Shares (including any Shares received by Participants thereof with respect to Restricted Shares as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement.  By action taken after the Restricted Shares are issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Shares by removing any or all of the restrictions imposed by the terms of any Program or by the applicable Award Agreement.

8.4                               Repurchase or Forfeiture of Restricted Shares.  Except as otherwise determined by the Administrator, if no purchase price was paid by the Participant for the Restricted Shares, upon a Termination of Service, the Participant’s rights in unvested Restricted Shares then subject to restrictions shall lapse and be forfeited, and such Restricted Shares shall be surrendered to the Trust and cancelled without consideration on the date of such Termination of Service. If a purchase price was paid by the Participant for the Restricted Shares, upon a Termination of Service the Trust shall have the right to repurchase from the Participant the unvested Restricted Shares then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Shares or such other amount as may be specified in an applicable Program or the applicable Award Agreement.  The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Shares shall not terminate, such Restricted Shares shall vest and cease to be forfeitable and, if applicable, the Trust shall cease to have a right of repurchase.

8.5                               Certificates/Book Entries for Restricted Shares.  Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.  Certificates or book entries evidencing Restricted Shares must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Trust may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

ARTICLE 9.

PERFORMANCE BONUS AWARDS; DIVIDEND EQUIVALENTS; SHARE PAYMENTS; RESTRICTED SHARE UNITS; PERFORMANCE SHARES; OTHER INCENTIVE AWARDS; LTIP UNITS

9.1                               Performance Bonus Awards.

(a)                                 The Administrator may grant Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall have the authority to determine whether such Performance Bonus Awards shall be Performance-Based Compensation.  Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5 hereof.

9.2                               Dividend Equivalents.

(a)                                 Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Shares, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator.  Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator.  In addition, Dividend Equivalents with respect to an Award that is subject to performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b)                                 Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Share Appreciation Rights.

9.3                               Share Payments.  The Administrator is authorized to make one or more Share Payments to any Eligible Individual.  The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Trust or any Affiliate, determined by the Administrator.  Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4                               Restricted Share Units.  The Administrator is authorized to grant Restricted Share Units to any Eligible Individual.  The number and terms and conditions of Restricted Share Units shall be determined by the Administrator.  The Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Trust or any Affiliate, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator.  The Administrator shall specify, or may permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Share Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Share Units vest and become nonforfeitable and which conditions and dates shall be consistent with the applicable provisions of Section 409A of the Code or an exemption therefrom.  On the distribution dates, the Trust shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Share Unit.

9.5                               Performance Share Awards.  Any Eligible Individual selected by the Administrator may be granted one or more Performance Share awards which shall be denominated in a number or range of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.

9.6                               Other Incentive Awards.  The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator.  Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the

Administrator.  Other Incentive Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

9.7                               LTIP Units. The Administrator is authorized to grant LTIP Units in such amount and subject to such terms and conditions as may be determined by the Administrator; provided, however, that LTIP Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Administrator, provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191.  The Administrator shall specify the conditions and dates upon which the LTIP Units shall vest and become nonforfeitable.  LTIP Units shall be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability, as the Administrator may impose.  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

9.8                               Other Terms and Conditions.  All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.9                               Exercise upon Termination of Service.  Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee, Trustee or Consultant, as applicable.  The Administrator, however, in its sole discretion may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including without limitation, a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

ADDITIONAL TERMS OF AWARDS

10.1                        Payment.  The Administrator shall determine the method or methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Trust in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Trust upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator, or (e) any combination of the foregoing.  The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants.  Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Trust within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Trust or a loan arranged by the Trust in violation of Section 13(k) of the Exchange Act.

10.2                        Tax Withholding.  The Trust and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Trust or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award.  The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Participant to elect to have the Trust or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Share Appreciation Right exercise involving the sale of Shares to pay the Option or Share Appreciation Right exercise price or any tax withholding obligation.

10.3                        Transferability of Awards.

(a)                                 Except as otherwise provided in Section 10.3(b) or (c) hereof:

(i)                                     No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)                                  No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii)                               During the lifetime of the Participant, only the Participant may exercise any exercisable portion of an Award granted to him under the Plan, unless it has been disposed of pursuant to a DRO.  After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

(b)                                 Notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is to become a Non-Qualified Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.  In addition, and further notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)                                  Notwithstanding Section 10.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, and to any additional restrictions deemed necessary or appropriate by the Administrator.  If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is delivered to the Administrator in writing prior to the Participant’s death.

10.4                        Conditions to Issuance of Shares.

(a)                                 The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants.  Notwithstanding anything herein to the contrary, neither the Trust nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration.  In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such Applicable Law.

(b)                                 All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law.  The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)                                  The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)                                 No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)                                  The Trust, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Trust) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Shares.

(f)                                   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Trust and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Trust (or, as applicable, its transfer agent or stock plan administrator).

10.5                        Forfeiture and Claw-Back Provisions.

(a)                                 Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Trust, and (ii) the

Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Trust, or which is inimical, contrary or harmful to the interests of the Trust, as further defined by the Administrator or (z) the Participant incurs a Termination of Service for cause; and

(b)                                 All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Trust, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6                        Prohibition on Repricing.  Subject to Section 12.2 hereof, the Administrator shall not, without the approval of the shareholders of the Trust, (a) authorize the amendment of any outstanding Option or Share Appreciation Right to reduce its price per share, or (b) cancel any Option or Share Appreciation Right in exchange for cash or another Award when the Option or Share Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.  Subject to Section 12.2 hereof, the Administrator shall have the authority, without the approval of the shareholders of the Trust, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

10.7                        Leave of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall not be suspended during any unpaid leave of absence.

ARTICLE 11.

ADMINISTRATION

11.1                        Administrator.  The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Trustees of the Trust appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.l or otherwise provided in the Organizational Documents.  Except as may otherwise be provided in the Organizational Documents, appointment of Committee members shall be effective upon acceptance of appointment, Committee members may resign at any time by delivering written or electronic notice to the Board, and vacancies in the Committee may only be filled by the Board.  Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Trustees of the Trust and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6 hereof.

11.2                        Duties and Powers of Administrator.  It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions.  The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not materially adversely affected by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 12.13 hereof.  Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.  In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3                        Action by the Committee.  Unless otherwise established by the Board or in the Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator.  Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Trust or any Affiliate, the Trust’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Trust to assist in the administration of the Plan.

11.4                        Authority of Administrator.  Subject to any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)                                       Designate Eligible Individuals to receive Awards;

(b)                                       Determine the type or types of Awards to be granted to each Eligible Individual;

(c)                                        Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)                                       Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)                                        Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)                                         Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)                                        Determine as between the Trust, the Partnership and any Subsidiary which entity will make payments with respect to an Award, consistent with applicable securities laws and other Applicable Law;

(h)                                       Decide all other matters that must be determined in connection with an Award;

(i)                                           Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)                                          Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(k)                                       Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5                        Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

11.6                        Delegation of Authority.  To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Trust the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Trust be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Trust (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Organizational Documents, Section 162(m) of the Code and other Applicable Law.  Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1                        Amendment, Suspension or Termination of the Plan.

(a)                                 Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 12.13 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)                                 Notwithstanding Section 12.1(a), the Administrator may not, except as provided in Section 12.2, take any of the following actions without approval of the Trust’s shareholders given within twelve (12) months before or after the action by the Administrator: (i) increase the Share Limit or any Individual Award Limit, (ii) reduce the price per share of any outstanding Option or Share Appreciation Right granted under the Plan, or (iii) cancel any Option or Share Appreciation Right in exchange for cash or another Award in violation of Section 10.6 hereof.  Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan is adopted by the Board.

12.2                        Changes in Shares or Assets of the Trust, Acquisition or Liquidation of the Trust and Other Corporate Events.

(a)                                 In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Trust assets to shareholders, or any other change affecting the shares of the Trust’s stock or the share price of the Trust’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan.  Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(b)                                 In the event of any transaction or event described in Section 12.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Trust, any Affiliate, or the financial statements of the Trust or any Affiliate, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)                                     To provide for the termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Trust without payment);

(ii)                                  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price;

(iii)                               To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv)                              To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement;

(v)                                 To replace such Award with other rights or property selected by the Administrator in its sole discretion; and/or

(vi)                              To provide that the Award cannot vest, be exercised or become payable after such event.

(c)                                  In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b) hereof:

(i)                                     The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)                                  The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits).

The adjustments provided under this Section 12.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Trust.

(d)                                 Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Trust (or an Affiliate) and a Participant, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then, immediately prior to the Change in Control, such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.  For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 12.2(d) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

(e)                                  The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Trust that are not inconsistent with the provisions of the Plan.

(f)                                   Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) with respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, cause such Award to fail to so qualify as Performance-Based Compensation, (ii) cause the Plan to violate Section 422(b)(1) of the Code, (iii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iv) cause an Award to fail to be exempt from or comply with Section 409A of the Code.

(g)                                  The existence of the Plan, any Program, any Award Agreement and/or any Award granted hereunder shall not affect or restrict in any way the right or power of the Trust, the shareholders of the Trust or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in the Trust’s or such Affiliate’s capital structure or its business, any merger or consolidation of the Trust or any Affiliate, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares, the securities of any Affiliate or the rights thereof or which are convertible into or exchangeable for Shares or securities of any Affiliate, or the dissolution or liquidation of the Trust or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h)                                 In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Trust assets to shareholders, or any other change affecting the Shares or the share price of the Shares including any Equity Restructuring, for reasons of administrative convenience, the Trust in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

12.3                        No Shareholders Rights.  Except as otherwise provided herein or in an applicable Program or Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

12.4                        Paperless Administration.  In the event that the Trust establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

12.5                        Section 83(b) Election.  No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion.  If, with the consent of the Administrator, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Award as of the date of transfer of the Award rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Trust promptly after filing such election with the Internal Revenue Service.

12.6                        Grant of Awards to Certain Employees or Consultants.  The Trust, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which Shares or other securities of the Trust or the Partnership may be issued and by which such Shares or other securities and/or payment therefor may be exchanged or contributed among such entities, or may be returned upon any forfeiture of Shares or other securities by the Participant.

12.7                        REIT Status.  The Plan shall be interpreted and construed in a manner consistent with the Trust’s status as a REIT.  No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled:

(a)                                 to the extent that the grant, vesting, exercise or settlement of such Award could cause the Participant or any other person to be in violation of any limitation on the ownership of Shares contained in the Trust’s Declaration of Trust; or

(b)                                 if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such Award could impair the Trust’s status as a REIT.

12.8                        Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Trust or any Affiliate.  Nothing in the Plan shall be construed to limit the right of the Trust or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Trust or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.9                                    Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Shares and LTIP Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Trust, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Trust, provide such assurances and representations to the Trust as the Trust may deem necessary or desirable to assure compliance with all Applicable Law.  The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.  Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law.  To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.

12.10                             Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.11                             Governing Law.  The Plan and any Programs or Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

12.12                             Section 409A.  It is the Trust’s intent that any Awards granted under this Plan are structured to be exempt from Section 409A of the Code, including all Treasury Regulations and other guidance issuance pursuant thereto (‘section 409A”) or are structured to comply with the requirements of deferred compensation subject to Section 409A.  Notwithstanding any contrary provision of the Plan or any Award, the following provisions shall apply to any Award in a manner consistent with such intent.

(a)                              For purposes of this Section 12.12, an Award shall constitute a “409A Award”  if and to the extent either:

(i)                                     it is an Award (other than an Option, SAR, or Restricted Share) that (A) is not ‘subject to a substantial risk of forfeiture” as defined in Section 409A (by reason of the Participant having attained eligibility for Retirement or otherwise), and (B) (1) that is actually settled after March 15 of the year following the year in which the Award ceases to be subject to a substantial risk of forfeiture or (2) that the terms of the Plan or the Award provide will be settled after such March 15 or upon or after the occurrence of any event that may occur after such March 15; or

(ii)                                  the Committee determines that the Award otherwise constitutes deferred compensation as defined in Section 409A.

(b)                                 If any amount becomes payable under any 409A Award by reason of a Participant’s Termination of Service, and such Participant incurs a Termination of Service as set forth in the Plan or the Award that is not a “separation from service,” as defined by Section 409A, then the Participant’s right to such payment, shall be vested on the date of the Termination to the extent provided by the Plan or Award Agreement, but payment shall be deferred until the earliest of (i) the date the Participant incurs such a separation from service (or six months thereafter if and to the extent required by Section 12.12(d)), (ii) the date that a “change in control event” as defined in Section 409A occurs with respect to the Participant, (iii) the Participant’s death, or (iv) if the terms of the Award provide for payment upon a specific vesting date, such specific vesting date.

(c)                                  If any amount becomes payable under any 409A Award by reason of a Change in Control, and a Change in Control occurs as defined by the Plan or the Award that is not a “change in control event,” as defined by Section 409A, with respect to such Participant, then the Participant’s right to such payment shall be vested on the date of the Change in Control to the extent provided in the Plan or Award Agreement, and the amount of such payment shall be determined as of such date, but payment shall be deferred until the earliest of (i) the date on which a change in control event occurs with respect to the Participant, (ii) the date on which the Participant incurs a separation from service (or six months thereafter to the extent required by Section 12.12(d)), (iii) the Participant’s death, or (iv) if the terms of the Award provide for payment upon a specific vesting date, such specific vesting date.

(d)                                 No amount that becomes payable under any 409A Award by reason of a Participant’s separation from service (as determined after the application of Section 12.12(b) and (c)) will be made to a Participant who is a “specified employee” (as defined by Section 409A) until the earlier of: (i) the first day of the seventh month following the month that includes the Participant’s separation from service, or (ii) the Participant’s date of death.

(e)                                  To the extent that payment of any amount of a 409A Award is required to be deferred to a later date (the “409A Deferral Date”) by reason of Section 409A, all amounts that would otherwise have been paid prior to the 409A Deferral Date shall be paid in a single lump sum on the first business day following the 409A Deferral Date, and the Committee may, in its sole discretion (but shall in no event be required to) permit an earlier payment to a Participant to the extent necessary to alleviate a “severe financial hardship” resulting from an “unforeseeable emergency,” all as defined in Section 409A.

(f)                                   For purposes of Section 409A, each “payment” (as defined by Section 409A) made under this Plan shall be considered a ‘separate payment” for purposes of Section 409A.

(g)                                  Any payment with respect to a 409A Award that becomes payable upon a specified date, as defined in the Plan or Award, shall be paid as soon as practical after such date, but not later than the last day of the calendar year in which the date occurs.

(h)                                 Any election by a Participant to defer receipt of any amount payable with respect to a 409A Award shall be made only in accordance with a written policy adopted by the Committee that satisfies all requirements of Section 409A.

(i)                                     Notwithstanding the Trust’s intentions as set forth above, if any Award granted under this Plan would fail to meet the requirements of Section 409A with respect to such Award, then such Award shall remain in effect and be subject to taxation in accordance with Section 409A.  Neither the Trust, any Affiliate nor any member of the Committee shall have any liability for any tax imposed on a Participant by Section 409A, and, if any tax is imposed on the Participant, the Participant shall have no recourse against the Trust, any Affiliate or any member of the Committee for payment of any such tax.

12.13                             No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Trust nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

12.14                             Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Trust or any Affiliate.

12.15                             Indemnification.  To the extent allowable pursuant to Applicable Law and the Organizational Documents, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Trust from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he gives the Trust an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Trust may have to indemnify them or hold them harmless.

12.16                             Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Trust or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.17                             Expenses.  The expenses of administering the Plan shall be borne by the Trust and its Affiliates.